K&L Gates llp State Street Financial Center One Lincoln Street Boston, MA 02111-2950 T 617.261.3100 F 617.261.3175 klgates.com

March 25, 2014

Steben Alternative Investment Funds

9711 Washington Blvd., Suite 400

Gaithersburg, Maryland 20878

Dear Sirs or Madams:

We have acted as counsel to Steben Alternative Investment Funds, a Delaware statutory trust (the “Trust”), in connection with Pre-Effective Amendment No. 2 (the “Amendment”) to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”) (File Nos. 333-190813, 811-22880), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) registering an indefinite number of shares of beneficial interest in Steben Managed Futures Strategy Fund, a series of the Trust, and classes thereof listed in Appendix A attached to this opinion letter (the “Shares”) under the 1933 Act.

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the 1933 Act and Item 28(i) of Form N-1A under the 1933 Act and 1940 Act. For purposes of rendering that opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectus and statement of additional information (collective, the “Prospectus”) filed as part of this Amendment;

(ii)	the Trust’s Declaration of Trust, and By-Laws; and

(iii)	the actions of the Trust that provide for the authorization for issuance and sale of the Shares,

We also have made such other investigation as we have deemed appropriate. We have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photo copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinions, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Amendment, when issued and paid for by the purchasers upon the terms described in the Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares

This opinion is rendered solely in connection with the filing of the Amendment. We hereby consent to the filing of this opinion with the Commission in connection with the Amendment and to the reference to this firm in the related Statement of Additional Information. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

Attachment: Appendix A

APPENDIX A

Steben Managed Futures Strategy Fund
Class A
Class C
Class I
Class N

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